UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2013

                  AMERIANA BANCORP
(Exact name of registrant as specified in charter)

Indiana	0-18392	35-1782688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Bundy Avenue, New Castle, Indiana 47263-1048
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (765) 529-2230

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 26, 2013, Ameriana Bancorp (the “Company”) entered into a Standstill Agreement (the “Agreement”) with Financial Edge Fund, L.P., Financial Edge - Strategic Fund, L.P., PL Capital/Focused Fund, L.P., Goodbody/PL Capital, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, LLC, John W. Palmer and Richard J. Lashley (collectively, the “PL Capital Parties”). Pursuant to the Agreement, the Company and Ameriana Bank (the “Bank”) expanded their Boards of Directors by one member and appointed Charles R. Haywood as a director of both entities.

The PL Capital Parties agreed that, for so long as Charles R. Haywood (or, in the event of the death, disability or resignation of Mr. Haywood, a substitute nominee of the PL Capital Parties, whose substitution would be subject to the approval of the Company’s Board of Directors in its sole discretion, which approval shall not be unreasonably withheld or delayed, remains a director of the Company or the Bank (the “Standstill Period”), they and their affiliates or associates (as defined in Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) will not (and they will not assist or encourage others to), directly or indirectly, in any manner, without prior written approval of the Board of Directors of the Company:

(i)    acquire, offer to acquire, solicit an offer to sell or agree to acquire directly or indirectly, alone or in concert with others, by purchase, gift or otherwise, any direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) or any direct or indirect interest in any securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for (collectively, an “Acquisition”), any securities of the Company, such that as a result of such of such Acquisition, the PL Capital Parties would maintain beneficial ownership in excess of 9.99% of the outstanding shares of Company common stock;

(ii)           make, or in any way participate in, directly or indirectly, alone or in concert with others, any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission promulgated pursuant to Section 14 of the Exchange Act) or seek to advise or influence in any manner whatsoever any person with respect to the voting of any voting securities of the Company;

(iii)           form, join or in any way participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act (other than a group involving solely the PL Capital Parties) with respect to any voting securities of the Company (for the benefit of clarification and the avoidance of doubt, this provision shall not prohibit changes in the membership of the group involving the PL Capital Parties as long as any additional member(s) acknowledges and agrees to be bound by the terms of the Agreement);

(iv)           acquire, offer to acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, (a) any of the assets, tangible and intangible, of the Company or (b) direct or indirect rights, warrants or options to acquire any assets of the Company;

(v)           arrange, or in any way participate, directly or indirectly, in any financing (except for margin loan financing for shares beneficially owned) for the purchase of any securities or securities convertible or exchangeable into or exercisable for any securities or assets of the Company;

(vi)           otherwise act, alone or in concert with others, to seek to offer to the Company or any of its stockholders any business combination, restructuring, recapitalization or similar transaction to or with the Company or otherwise seek, alone or in concert with others, to control or change the management, Board of Directors or policies of the Company or nominate any person as a director of the Company who is not nominated by the then incumbent directors (provided that if there is a vacancy on the Company Board of Directors the PL Capital Parties may submit suggestions on a confidential basis to the Company Board of Directors or the Nominating and Governance Committee of the Company Board of Directors for nominees to the Board of Directors pursuant to the nomination policy adopted by the Board of Directors), or propose any matter to be voted upon by the stockholders of the Company; or

(vii)           announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under clauses (i) through (vi) above, or publicly announce or disclose any request to be excused from any of the foregoing obligations.

In addition, at any of the Company’s annual meetings of shareholders during the Standstill Period, the PL Capital Parties agree (1) to vote all shares of the Company they or any of them beneficially own in favor of the nominees for election or reelection as director of the Company selected by the Board of Directors of the Company and agree otherwise to support such director candidates, and (2) with respect to any other proposal submitted by any the Company stockholder to a vote of the Company stockholders, to vote all of the Company shares they beneficially own in accordance with the recommendation of the Company’s Board of Directors with respect to any such stockholder proposal.

The PL Capital Parties further agreed that during the Standstill Period they would not nominate any other candidate for director of the Company or the Bank at any time (except, in the event of death, disability or resignation of Mr. Haywood, a substitute nominee of the PL Capital Parties, whose substitution would be subject to the approval of the Company’s Board of Directors in its sole discretion, which approval shall not be unreasonably withheld or delayed).

The Standstill Period shall terminate following the 2014 annual meeting of stockholders if: (1) Mr. Haywood resigns as a member of the Board of Directors of the Company; or (2) at the option of the Company, if the beneficial ownership of the PL Capital Parties decreases below 5% of the outstanding shares of Company common stock.

The Agreement is attached hereto as Exhibit 10.1, and the foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement. For more information, reference is made to the Company’s press release dated March 26, 2013, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On March 26, 2013, the Board of Directors of the Company appointed Charles R. Haywood to the Board of Directors of the Company and the Board of Directors of Ameriana Bank, effective as of April 29, 2013.  Mr. Haywood will stand for re-election by shareholders for a three-year term at the 2013 Annual Meeting of Stockholders.  Mr. Haywood will serve on the Audit Committee of the Company. Mr. Haywood was appointed pursuant to the terms of the Agreement described in Item 1.01 herein. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Haywood had or will have a direct or indirect material interest.

A copy of the press release dated March 26, 2013 is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01               Financial Statements and Exhibits.

(d)       Exhibits

Number	Description
10.1
Standstill Agreement, dated March 26, 2013, between Ameriana Bancorp and Financial Edge Fund, L.P., Financial Edge - Strategic Fund, L.P., Goodbody/PL Capital, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, LLC,  John W. Palmer and Richard J. Lashley

99.1	Press release dated March 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIANA BANCORP

Date: March 26, 2013	By:	/s/ Jerome J. Gassen
Jerome J. Gassen
President and Chief Executive Officer